UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2013

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

7999 Gateway Blvd, Suite 300, Newark, California 94560

(Address of principal executive offices, with zip code)

(510) 744-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Depomed, Inc. is disclosing that as of June 19, 2013 the website of the U.S. Food and Drug Administration (“FDA”) indicates that an Abbreviated New Drug Application (“ANDA”) for a generic version of Zipsor® (diclofenac potassium) has been submitted.  Depomed has not received a Paragraph IV certification with respect to this ANDA filing and does not know the identity of the party that filed the ANDA.

Depomed intends to vigorously enforce its intellectual property rights relating to Zipsor.  Zipsor is protected by five patents, all of which are listed in the FDA’s approved Drug Products with Therapeutics Equivalence Evaluations, commonly known as the Orange Book.  Under the FDA’s rules and regulations, if Depomed initiates a patent infringement suit to defend the patents identified in any Paragraph IV notice it receives within 45 day after its receipt of such notice, the FDA is prevented from approving the ANDA until the earlier of 30 months after the date of receipt of such notice, the expiration of the patents at issue or a decision in the infringement case that all of such patents are not infringed or invalid.  One of the patents listed in the Orange Book for Zipsor expires in 2019 and four in 2029.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, Depomed’s defense of its intellectual property covering  Zipsor; the efforts of our collaboration partners to commercialize products; and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. The inclusion of forward-looking statements should not be regarded as a representation that any of the company’s plans or objectives will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: June 19, 2013	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel